                                                                    Exhibit 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

                         Sunoco Logistics Partners L.P.


                                                                   Three Months
                                                                   Ended March
                                                                     31, 2005
                                                                  -------------
Fixed Charges:
  Interest cost and debt expense                                  $       5,346
  Interest allocable to rental expense (a)                                  363
                                                                  -------------
     Total                                                        $       5,709
                                                                  =============

Earnings:
  Income before income tax expense                                $      15,298
  Equity in income of less than 50
    percent owner affiliated companies (b)                               (3,041)
  Dividends received from less than 50
    percent owned affiliated companies (b)                                3,342
  Fixed charges                                                           5,709
  Interest capitalized                                                       --
  Amortization of previously capitalized
    interest                                                                 36
                                                                  -------------
  Total                                                           $      21,344
                                                                  =============

Ratio of Earnings to Fixed Charges                                         3.74
                                                                  =============

(a) Represents one-third of the total operating lease rental expense which is that portion deemed to be interest.

(b) Reflects amounts attributable to interests in the following corporate joint ventures accounted for under the equity method: 9.4 percent in Explorer Pipeline Company, 31.5 percent in Wolverine Pipe Line Company, 12.3 percent in West Shore Pipe Line Company, 14.0 percent in Yellowstone Pipe Line Company, and 43.8 percent in West Texas Gulf Pipe Line Company.